UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO	80027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 381-4683
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets
On April 1, 2011, the Board of Managers of Zayo Group, LLC (the “Company”) authorized the spin-off of Zayo Enterprise Networks, LLC, a subsidiary, to the Company’s parent and sole member, Zayo Group Holdings, Inc. The spin-off was completed on that date.
The Zayo Enterprise Networks, LLC subsidiary comprised one of the business segments of the Company which offered managed telecom and competitive local exchange carrier services. All assets and liabilities which support these services were transferred to the Company’s parent and sole member on April 1, 2011. The spin-off was a result of management’s determination that the services provided by Zayo Enterprise Networks, LLC did not fit within the Company’s current business model of providing wholesale bandwidth infrastructure services. Effective April 1, 2011, Zayo Enterprise Networks, LLC will no longer be a subsidiary of the Company and from the date of the spin-off, the results of operations and financial condition of Zayo Enterprise Networks, LLC will cease to be included within our consolidated financial statements.
Unaudited pro forma consolidated financial information for Zayo Group, LLC, as derived from the historical financial statements of the Company and adjusted to give effect to the spin-off of Zayo Enterprise Networks, LLC to Zayo Group Holdings, Inc., is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Zayo Group, LLC Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer
DATED: April 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Zayo Group, LLC Unaudited Pro Forma Condensed Consolidated Financial Information